UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

OIL STATES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
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OIL STATES INTERNATIONAL, INC.
Three Allen Center, 333 Clay Street, Suite 4620
Houston, Texas 77002
Additional Information Regarding
The 2020 Annual Meeting of Stockholders To Be Held May 12, 2020
The following notice of change of location relates to our definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2020 (the “Proxy Statement”) relating to the 2020 Annual Meeting of Stockholders of Oil States International, Inc. (the “Company”), to be held on the 12th day of May, 2020 at 9:00 a.m. central daylight time. The notice provides a change in location for the Annual Meeting.
The date of this material is April 21, 2020.

IMPORTANT UPDATE FOR
OIL STATES INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
Change in Location of the Annual Meeting of Stockholders
(As announced in the April 21, 2020 SEC filing DEFA14A)
Meeting Date: Tuesday, May 12, 2020
Record Date: Wednesday, March 18, 2020
Meeting Time: 9:00 a.m. (central daylight time)
Meeting Access: Virtual Stockholder Meeting www.meetingcenter.io/286207159
Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, stockholders, and our community please note that the location of the 2020 Annual Meeting of Stockholders (“Annual Meeting”) has been changed and will be held over the web in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. We expect to resume in-person or hybrid annual meetings beginning with our 2021 annual meeting.
To access the virtual meeting please click the Virtual Stockholder Meeting link above. To login to the virtual meeting you have two options: (1) join as a “Guest” or (2) join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number and password.
If you are a registered stockholder, your control number can be found on your proxy card or notice, or email you previously received. The password for the meeting is OIS2020. If you were a stockholder as of the close of business on March 18, 2020, the record date, and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. You will also be able to submit questions during the meeting.
If you are a beneficial stockholder and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend and vote during the Annual Meeting. To register, you must obtain a legal proxy by contacting your account representative at the bank, broker, or other nominee that holds your shares and submit an email from your broker or an image of your legal proxy reflecting your Oil States International, Inc. holdings, along with your name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be identified as “Legal Proxy” in the subject line and be received no later than 4:00 p.m., central daylight time, on Thursday, May 7, 2020. You will receive a confirmation email from Computershare of your registration together with a control number so that you can access and vote during the Annual Meeting. If you have a control number, you will also be able to submit questions during the meeting.
If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

In accordance with the Delaware General Corporation Law, a list of the Company’s stockholders of record will be available and may be inspected for a period of at least ten days prior to the Annual Meeting. Stockholders as of the record date may inspect the stockholder list by calling the Company’s Corporate Secretary at 713-470-4863 to schedule an appointment. Stockholders who have a control number will also be able to review the list of stockholders of record during the Annual Meeting through the meeting website.
Help and technical support for accessing and participating in the virtual meeting is available before and during the Annual Meeting at https://support.vevent.com/.
Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. It is important that your shares be represented and voted at the meeting; please vote in advance if possible.

The Annual Meeting on May 12, 2020 at 9:00 a.m. CDT is available at www.meetingcenter.io/286207159. The Proxy Statement and 2019 Annual Report on Form 10-K are available at www.ir.oilstatesintl.com/proxy-materials. Requests for copies should be addressed to the Secretary of the Company at Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002.